DocuSign Envelope ID: 16F25047-3114-46A4-8F01-8B8F8DF821C9

CONFIDENTIAL  INFORMATION, NON-SOLICITATION AND NON-COMPETITION  AGREEMENT

This Confidential Information, Non-Solicitation and Non-Competition Agreement ("Agreement") is made and entered into as of the 17th day of April, 2017, by and between FEDERATED NATIONAL HOLDING COMPANY, its affiliates, parents, subsidiaries, successors or assigns (collectively referred to as “Company”), and RONALD JORDAN (hereinafter "Employee").

WHEREAS, Employee seeks employment or continued employment with the Company;

WHEREAS, the Company would not employ or continue to employ Employee but for Employee's agreement to the terms and conditions hereinafter set forth; and

WHEREAS, Employee will be entrusted with and have access to the Company's trade secrets, customers, employees and other confidential and proprietary information, property and knowledge.

NOW, THEREFORE, in consideration of, among other things, Employee's employment or continued employment, the receipt and sufficiency of which Employee acknowledges, Company and Employee agree as follows:

1.       COMPANY'S BUSINESS. The Company offers insurance products and services, including but not necessarily limited to, homeowners insurance, commercial general liability insurance, federal flood insurance, personal auto, and umbrella insurance. The term "Company's Business", as used in this Agreement, includes these activities as well as any other activities in which the Company may become engaged or be in the process of developing during Employee's employment with the Company.

2.       ACCESS TO CUSTOMERS, POLICYHOLDERS, AGENTS AND CONFIDENTIAL INFORMATION.    At great expense to it, the Company has secured customers, policyholder, agents and solicited potential customers, policyholders and agents through its employees and sales and marketing efforts in its service area and by promoting its business practices through its good name in the industry. In this regard, Employee will have employment responsibilities involving finance, accounting, investments, SEC reporting, shareholder communication, administration, customer contact, marketing, distribution, products, services and new product and services launches, recruiting, contact with recruits, and/or exposure to sales, marketing, product, services, customer and recruiting information and other aspects of Company's Business.

3.       COMPANY'S CONFIDENTIAL INFORMATION.

a.   With the exception of its employees, the Company considers its most valuable assets to be its trade secrets and other confidential business information such as its insured and agent lists, any and all Company financial records known or considered to be non-public information, current and future sales and marketing plans, including distribution, advertising, underwriting, files, business relationships and accounts, customer lists and information, computer software and hardware, information relating to the Company's programs, activities, projects and services, or any other materials relating to

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the Company's business or the customers of the Company or any trade secrets or confidential information, including, without limitation, any business or operational planning, budgeting and methods, drawings, sketches, designs or concepts, know-how, marketing plans or strategies, financial accounting, investment presentations, reinsurance, human resource management, corporate recordkeeping, programs, products or services, business acquisition plans, financial or other performance data, personnel and other policies of the Company, and any other information, whether communicated orally or in documentary or other tangible form, concerning how Company operates Company's Business. The parties to this Agreement recognize Company has invested considerable amounts of time and money in attaining and developing all of the information described above (hereafter collectively referred to as "Company's Confidential Information"), and any unauthorized disclosure or release of Company's Confidential Information in any form would irreparably harm Company.

b.   The parties recognize Employee may take part in attaining and developing, and/or otherwise will have access to Company's Confidential Information in the course of Employee's employment with Company.

c.   The parties further recognize protecting Company's Confidential Information from disclosure to others not only benefits Company, but also benefits all Company employees who remain in Company's employ, as their livelihood is dependent upon the preservation of Company's Business.

4.       COMPANY'S LEGITIMATE BUSINESS INTERESTS.  In light of the foregoing, the Company has legitimate business interests to protect, including (a) valuable confidential business and proprietary information and trade secrets, (b) substantial relationships with specific prospective and existing customers, and (c) goodwill associated with (i) extraordinary or specialized training of its employees, (ii) promotion of the Company's business practice through its good name in the industry, and (iii) the specific geographical location and marketing area within which the Company’s business is located and draws its customers.

5.       NON-DISCLOSURE OR USE OF COMPANY'S CONFIDENTIAL INFORMATION.  Employee shall refrain from directly or indirectly disclosing to any third party, using for any purpose other than for the direct benefit of Company, or communicating in any manner, any of Company's Confidential Information during Employee's employment and thereafter, whatever the reason for Employee leaving Company's employ.

6.       CONFIDENTIAL INFORMATION FROM THIRD PARTIES.    Employee recognizes the Company has received and in the future will receive from customers, agents, and other third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for Company consistent with Company's agreement with such third party.

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7.       RETURN OF COMPANY'S PROPERTY. Should Employee's employment be terminated for any reason, Employee shall:

a.   Refrain from taking any of the Company's property or allowing any of the Company's property to be taken from the Company's premises;

b.   Refrain from transmitting or reproducing in any manner or allowing to be transmitted or reproduced any of the Company's property;

c.   Refrain from removing any such reproduction from the Company's premises;

d.   Delete any electronically stored Company property in Employee's possession, custody or control; and

e.   Immediately return to Company any original or reproduction of Company's property in Employee's possession, including but not limited to manuals, procedures, reports, papers, or other documents relating to the business of the Company. At any time upon request by the Company, Employee agrees to immediately return to the Company any of the Company's property.

8.       RESTRICTIVE COVENANTS. During Employee’s employment with the Company and for a period of 1  year thereafter, whatever the reason for Employee's termination of employment, Employee shall not, either directly or indirectly, either on Employee’s own behalf or on behalf of another business or individual, engage in any of the following activities, or assist others in such activities, in any geographic location where Company's Business is or may be conducted:

a.   Solicit, hire, recruit, or attempt to solicit, hire or recruit, for any individual or entity engaged in any business similar to and in competition with Company's Business, any current or former employee, including directors, officers and agents, of the Company, or enter into any contractual agreement with any employee or former employee, including directors, officers and agents, of the Company, or attempt to induce any employee, including directors, officers and agents, of the Company to terminate his or her employment or relationship with the Company;

b.   Solicit or accept any business from any of Company's current, former or prospective customers (a prospective customer is defined as any person or business Company has actively solicited, planned to solicit, or provided products or services to, during the 12 months before Employee's termination of employment with Company), insureds, agents, vendors, partners, or associations, if the business solicited or accepted is similar to Company's Business; or

c.   Enter into, engage in, be employed by, be connected to, consult for, or otherwise assist any business or individual engaged primarily in any business similar to and in competition with Company's Business. Nothing in this Agreement prevents Employee from owning not more than 2% of the equity of a publicly traded entity.

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9.       RIGHT TO INJUNCTIVE RELIEF. The parties to this Agreement recognize irreparable harm would result from any breach by Employee of the covenants contained in this Agreement and monetary damages alone would not provide adequate relief for any such breach. Accordingly, in addition to any other remedy which may be available to Company, if Employee breaches a restrictive covenant in this Agreement, the parties acknowledge injunctive and other relief in favor of Company is proper and may be ordered by any state or federal court of competent jurisdiction located in Broward County, Florida.

10.      TRADE SECRETS. Company and Employee's rights and obligations under this Agreement shall be cumulative and in addition to any rights Company may have to protect Company's Confidential Information that may constitute trade secrets under applicable law.

11.      COSTS AND ATTORNEYS' FEES. If either party seeks to enforce any provision(s) in this Agreement in a court of competent jurisdiction and secures any relief, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred in enforcing this Agreement.

12.      EXTENSION OF RESTRICTIVE COVENANT DURING BREACH. If Employee breaches a covenant containing a specified duration, the duration of that covenant shall be extended by the period of time between Employee's termination of employment with Company and the date a court of competent jurisdiction enters an injunction restraining further breach of the covenant. Additionally, if Employee breaches any restrictive covenant in this Agreement, Employee forfeits Employee’s right to any compensation payable while Employee is breaching such covenant or after any such breach has occurred.

13.      SERVICE OF PROCESS. If Company determines Employee has breached this Agreement, Employee shall become available for service of process within the State of Florida.

14.      JUDICIAL MODIFICATION OF COVENANTS. If a court of competent jurisdiction determines any of the restrictions in this Agreement are overbroad, Employee shall agree to modification of the affected restriction(s) to permit enforcement to the maximum extent allowed by law.

15.      INDEPENDENT AGREEMENTS. The agreements and covenants in Paragraphs 5-8 of this Agreement shall be construed as agreements independent of any other provision of this Agreement or in any other agreement by, between, among, or affecting Company and Employee, and the existence of any claim or cause of action of Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of any of the agreements or covenants in those Paragraphs. The covenants, agreements, and representations set forth in this Agreement will survive termination of this Agreement and termination of Employee's employment.

16.      AT-WILL EMPLOYMENT/NO  DUTY TO EMPLOY.  Employee understands that this Agreement does not constitute a contract of employment or obligate the Company to employ Employee for any stated period of time. Nothing contained in this Agreement shall limit the ability of either Employee or the Company to terminate the employment relationship at will, with or without cause, at any time.

17.      SUCCESSORS AND ASSIGNS. Company's rights and obligations under this Agreement may be assigned at the Company's discretion to any successor or assign.  Any

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successor or assign of Company is authorized to enforce all terms of this Agreement, including, but not limited to, the provisions and restrictive covenant described in Paragraphs 5-8 of this Agreement, as if the name of such successor or assign replaces Company throughout this Agreement. Employee's rights and obligations under this Agreement, being personal in nature, may not be assigned.

18.      NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the mail, postage paid, addressed as follows:

FEDERATED NATIONAL HOLDING COMPANY:

14050 NW 14th Street, Suite 180

Sunrise, Florida 33323

Attention:  Chief Executive Officer

RONALD JORDAN

5817 Crutchfield Farm Road

Oakridge, NC 27310

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

19.      ENTIRE AGREEMENT. This Agreement, Bonus Agreement, and Change in Control Agreement contain the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties, with the exception of the Bonus Agreement, and Change in Control Agreement.

20.      AMENDMENT. This Agreement may not be modified or amended, unless the modification is set forth in a written document signed by both parties.

21.      SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

22.      WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

23.      APPLICABLE LAW. ALL ISSUES RELATED TO THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE  STATE  OF  FLORIDA,  WITHOUT REGARD TO  CONFLICT OF  LAWS

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PRINCIPLES. THE PARTIES AGREE THAT ANY LITIGATION ARISING OUT OF, CONCERNING, OR IN CONNECTION WITH THIS AGREEMENT SHALL OCCUR IN THE STATE OF FLORIDA, IN BROWARD COUNTY, FLORIDA OR IN THE FEDERAL COURTS OF THE UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF FLORIDA. BOTH PARTIES HEREBY CONSENT TO JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF FLORIDA OVER ANY SUCH LITIGATION OR DISPUTE. EMPLOYEE EXPRESSLY CONSENTS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS IN FLORIDA. ANY SUCH LAWSUIT SHALL BE BROUGHT IN OR REMOVED TO A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN BROWARD COUNTY, FLORIDA OR THE UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF FLORIDA.

24.      ACKNOWLEDGMENTS. Both Employee and the Company are executing this Agreement voluntarily and without any duress or undue influence. Both Employee and the Company understand the terms, consequences and binding effect of this Agreement. Both Employee and the Company have had the opportunity to seek the advice of an attorney of their own selection before signing this Agreement. No rules of construction will be applied in favor of or against either party based on the identity of the party drafting this Agreement.

25.      COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement. A photocopy, facsimile, copy or electronic copy of any party's signature shall be as binding as the original.

AGREED TO AND ACCEPTED:

FEDERATED NATIONAL HOLDING COMPANY

By:	/s/ Michael H. Braun
Michael H. Braun CEO/President

AGREED TO AND ACCEPTED:

RONALD JORDAN

/s/ Ronald Jordan
Ronald Jordan